Exhibit 99.1

Media Contact:
FOR IMMEDIATE RELEASE ATTN: Business/Financial Editors	Chris Allen (312) 917-8331 christopher.allen@nuveen.com
IR Contact:
Natalie Brown
(312) 917-8077
natalie.brown@nuveen.com
Nuveen Investments Reports 3rd Quarter Earnings
And Assets Under Management of $170 Billion
Chicago, IL, October 15, 2007— Nuveen Investments, Inc. (NYSE: JNC), a leading provider of diversified investment services, today reported third quarter earnings of $43.6 million, down 6% from the prior year. Third quarter earnings per share (diluted), which included several significant items, was $0.51, a decrease of 9% from a year ago. The Company’s third quarter operating revenues of $214.2 million increased 18% over the prior year with advisory fee income up 15% year over year.
This quarter’s results were negatively impacted by several significant items totaling $19.7 million in expense before taxes, including $7.9 million in equity compensation expense as a result of accelerated vesting of certain options upon the approval by the Company’s shareholders of the previously announced proposed acquisition of the Company by private equity investors led by Madison Dearborn Partners, $3.3 million in additional transaction-related expenses, $6.2 million in payments to Merrill Lynch to terminate closed-end fund trailer fee obligations on four funds, and $2.3 million in recruiting and relocation expenses. These items reduced reported net income by $11.9 million and adversely affected earnings per share by $0.14 on a fully-diluted basis. After adjusting for significant items, third quarter income before taxes increased 12% compared to the prior year. See Table 1.
Third quarter gross sales were $5.1 billion. Gross sales in the period were comprised of $2.1 billion in institutional separate accounts, $1.8 billion in retail managed accounts, and $1.2 billion in mutual funds. No closed-end funds were launched in the quarter.
Due to unfavorable market conditions during the quarter, gross sales were down 23% from the prior year. As a result, net outflows for the quarter were $1.4 billion, primarily driven by $1.8 billion in retail managed account outflows. Institutional net flows were a positive $0.4 billion in the quarter while mutual fund flows were flat. The challenging market environment in the third quarter drove increased redemptions and dampened sales in both equity and fixed-income mutual funds and retail managed accounts as well as in institutional equity accounts.
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Nuveen Investments Reports 3rd Quarter Earnings — Page 2

Total assets under management were $170.4 billion at September 30, 2007, compared to $154.2 billion a year ago, $161.6 billion at the beginning of the year and $171.6 billion at the end of the prior quarter. The 11% increase in assets under management over the prior year was driven by $5.5 billion of net flows, $10.3 billion of market appreciation and $0.4 billion from the acquisition of HydePark Investment Strategies. From the beginning of the year, assets under management increased 5% due to $3.5 billion of net flows, $4.9 billion of market appreciation and $0.4 billion from the acquisition of HydePark.
Commenting on the Company’s results, John Amboian, CEO of Nuveen Investments, said, “Our third quarter results were negatively impacted by several significant items, the dramatically heightened market volatility that affected many financial services and investment firms, and Tradewinds’ prior relative performance. Our strong revenue and adjusted net income growth, despite the recent global credit crunch and the July and August equity market declines, demonstrates our ability to deliver high-quality, consistent results across a variety of market conditions.”
Operating revenue of $214.2 million in the third quarter increased 18% from the prior year driven by a 15% increase in advisory fees due to increased assets under management and a $6.4 million increase in performance fees and other revenue primarily due to increased performance fees on Symphony equity accounts. Operating revenue increased 5% compared to the prior quarter as a result of increased advisory fee revenue from one extra day in the quarter and higher assets under management at the beginning of the quarter, since many managed accounts earn fees based on asset levels at the beginning of each quarter.
Compensation expense as a percent of revenue was 42%, an increase compared to the prior quarter and full year 2006 level of 37%. This increase was driven by $7.9 million in increased equity compensation as a result of accelerated vesting of certain options that vested on September 18, 2007 upon shareholder approval of the pending transaction led by Madison Dearborn. Excluding the $7.9 million in increased equity compensation, compensation expense as a percent of revenue was 38%. Compensation expense also increased as a result of increased bonus expense related to slightly higher performance fees this quarter.
Other income/(expense) includes $6.2 million in payments to Merrill Lynch to buy out future trailer fees on four closed end funds. This buy out will result in approximately $0.9 million in incremental operating revenue annually. Other income/(expense) in the current quarter also includes $3.3 million in transaction-related expenses due to the pending transaction led by Madison Dearborn Partners.
Cash and cash equivalents were $189 million as of September 30, 2007 compared to $223 million at the beginning of the year. The Company’s strong, stable cash flow enabled a $50 million pay down on the revolving line of credit in the first quarter and another $50 million pay down in the third quarter. The Company’s total debt balance was $545 million as of September 30, 2007.
As previously announced, on Friday, October 12, 2007 the shareholders of 119 of the 171 funds offered by Nuveen approved new investment management and sub-advisory agreements to take effect upon the closing of the pending transaction led by Madison Dearborn Partners. As a result the Company anticipates that another
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Nuveen Investments Reports 3rd Quarter Earnings — Page 3

condition to the closing of this transaction will be satisfied later this month. This condition in effect requires that fund shareholder approvals and client consents be obtained so that the Company’s revenue run-rate, as defined in the merger agreement for the proposed transaction, will be at least 80% of its revenue run-rate prior to the signing of the merger agreement. The Company continues to expect the transaction to close by the end of the fourth quarter.
Nuveen Investments provides high-quality investment services designed to help secure the long-term goals of institutions and high-net-worth investors as well as the consultants and financial advisors who serve them. Nuveen Investments markets its growing range of specialized investment solutions under the high-quality brands of NWQ, Santa Barbara, Tradewinds, Rittenhouse, Symphony and Nuveen, including the Nuveen HydePark Group. In total, the Company managed $170 billion in assets as of September 30, 2007. Nuveen Investments is listed on the New York Stock Exchange and trades under the symbol “JNC.”
FORWARD-LOOKING STATEMENTS
Certain statements made by the Company in this release are forward-looking statements. The Company’s actual future results may differ significantly from those anticipated in any forward-looking statements due to numerous factors. These include, but are not limited to, the effects of the substantial competition in the investment management business, including competition for access to brokerage firms’ retail distribution systems, the Company’s reliance on revenues from investment management contracts which renew annually, regulatory developments, accounting pronouncements, and other additional risks and uncertainties as set forth in the Company’s filings with the SEC. The Company undertakes no responsibility to update publicly or revise any forward-looking statements.

Financial Tables Follow

NUVEEN INVESTMENTS
CONSOLIDATED STATEMENTS OF INCOME
For the Year Ended December 31, 2006 and the Quarter Ended September 30, 2007
In thousands, except share data

	2006
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Total

REVENUES:

Investment advisory fees from assets under management(1)	$156,275	168,923	176,925	183,725	685,847
Product distribution	1,237	733	1,697	1,077	4,745
Performance fees/other revenue	2,635	2,519	3,284	10,798	19,236
Total operating revenues	160,146	172,175	181,906	195,600	709,828

EXPENSES:

Compensation and benefits	53,821	59,646	72,911	77,307	263,686
Advertising and promotional costs	2,670	2,676	3,728	4,427	13,500
Occupancy and equipment costs	5,931	5,975	6,032	6,246	24,184
Amortization of intangible assets	1,673	2,798	1,995	1,967	8,433
Travel and entertainment	2,108	2,677	2,290	3,082	10,158
Outside and professional services	7,144	7,543	7,411	8,713	30,811
Minority interest expense	1,481	1,607	1,398	1,744	6,230
Other operating expenses	5,758	9,083	9,324	7,618	31,782
Total operating expenses	80,586	92,004	105,089	111,104	388,783

OTHER INCOME/(EXPENSE)	2,329	3,286	6,721	3,391	15,726

NET INTEREST EXPENSE	(8,345)	(7,389)	(6,678)	(5,753)	(28,166)

INCOME BEFORE TAXES	73,544	76,068	76,859	82,134	308,605

INCOME TAXES:

Federal	24,122	24,950	24,901	25,975	99,948
State	4,560	4,716	5,775	5,925	20,976
Total income taxes	28,682	29,666	30,676	31,900	120,924

NET INCOME	$44,862	46,402	46,183	50,234	187,680

AVERAGE COMMON AND COMMON EQUIVALENT SHARES OUTSTANDING:

Basic	77,804	78,028	77,669	77,908	77,852
Diluted	83,044	83,069	82,934	83,401	83,148

EARNINGS PER SHARE:

Basic	$0.58	0.59	0.59	0.64	2.41
Diluted	$0.54	0.56	0.56	0.60	2.26

GROSS SALES (in millions):

Mutual funds	$1,347	1,505	1,374	1,416	5,642
Managed accounts-retail	7,230	4,875	2,500	2,517	17,122
Managed accounts-institutional	1,532	2,581	2,450	2,183	8,747
Closed-end funds	—	226	369	—	595
Total funds and accounts	$10,109	9,187	6,694	6,116	32,106

NET FLOWS (in millions):

Mutual funds	$864	856	886	1,015	3,622
Managed accounts-retail	4,114	2,178	(454)	(350)	5,488
Managed accounts-institutional	932	1,811	1,590	1,275	5,607
Closed-end funds	(6)	228	380	15	616
Total funds and accounts	$5,903	5,072	2,402	1,955	15,332

MANAGED FUNDS AND ACCOUNTS (in millions):

ASSETS UNDER MANAGEMENT:
Beginning of period	$136,117	145,017	148,994	154,167	136,117
Acquisition of HydePark accounts	—	—	—	—	—
Sales — funds and accounts	10,109	9,187	6,694	6,116	32,106
Dividend reinvestments	64	86	102	247	498
Redemptions and withdrawals	(4,269)	(4,200)	(4,394)	(4,409)	(17,272)
Total net flows into funds and accounts	5,903	5,072	2,402	1,955	15,332
Appreciation/ (depreciation) of managed assets	2,997	(1,096)	2,771	5,487	10,160
End of period	$145,017	148,994	154,167	161,609	161,609

RECAP BY PRODUCT TYPE:
Mutual funds	$15,398	16,133	17,407	18,532
Closed-end funds	51,813	51,388	52,791	52,958
Managed accounts-retail	53,651	55,277	55,633	58,556
Managed accounts-institutional	24,154	26,195	28,335	31,563
Total assets under management	$145,017	148,994	154,167	161,609

RECAP BY MANAGER:
Nuveen	$75,005	75,072	77,195	78,328
NWQ	31,806	32,145	33,066	35,564
Rittenhouse	5,072	4,159	3,687	3,519
Santa Barbara	4,037	4,169	4,429	4,576
Symphony	6,247	6,870	7,168	7,651
Tradewinds	22,850	26,579	28,623	31,970
HydePark	—	—	—	—
Total assets under management	$145,017	148,994	154,167	161,609

RECAP BY STYLE:
Equity-based	$70,019	73,759	76,811	82,819
Municipals	60,585	60,643	62,765	63,751
Taxable income-oriented	14,414	14,591	14,591	15,039
Total assets under management	$145,017	148,994	154,167	161,609

	2007
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Total

REVENUES:

Investment advisory fees from assets under management (1)	$189,716	197,981	203,154	—	590,851
Product distribution	1,422	2,152	1,421	—	4,996
Performance fees/other revenue	5,689	4,133	9,658	—	19,480
Total operating revenues	196,827	204,266	214,234	—	615,327

EXPENSES:

Compensation and benefits	73,475	75,009	89,577	—	238,061
Advertising and promotional costs	3,391	4,258	4,605	—	12,254
Occupancy and equipment costs	6,741	6,638	6,793	—	20,172
Amortization of intangible assets	1,967	2,036	2,071	—	6,074
Travel and entertainment	2,185	2,676	3,026	—	7,887
Outside and professional services	8,005	8,387	10,346	—	26,739
Minority interest expense	2,335	2,043	1,867	—	6,245
Other operating expenses	7,673	18,434	10,219	—	36,325
Total operating expenses	105,772	119,481	128,504	—	353,757

OTHER INCOME/(EXPENSE)	1,314	2,054	(8,968)	—	(5,600)

NET INTEREST EXPENSE	(5,906)	(6,536)	(4,679)	—	(17,121)

INCOME BEFORE TAXES	86,464	80,303	72,083	—	238,850

INCOME TAXES:

Federal	28,239	26,227	23,542	—	78,008
State	5,914	5,493	4,931	—	16,337
Total income taxes	34,153	31,720	28,473	—	94,346

NET INCOME	$52,310	48,583	43,610	—	144,504

AVERAGE COMMON AND COMMON EQUIVALENT SHARES OUTSTANDING:

Basic	77,965	78,306	78,841	—	78,374
Diluted	83,370	83,935	85,048	—	84,163

EARNINGS PER SHARE:

Basic	$0.67	0.62	0.55	—	1.84
Diluted	$0.63	0.58	0.51	—	1.72

GROSS SALES (in millions):

Mutual funds	$1,682	1,859	1,212	—	4,752
Managed accounts-retail	2,759	2,260	1,764	—	6,783
Managed accounts-institutional	3,398	2,576	2,112	—	8,086
Closed-end funds	296	1,133	47	—	1,476
Total funds and accounts	$8,134	7,827	5,135	—	21,097

NET FLOWS (in millions):

Mutual funds	$1,015	621	(3)	—	1,633
Managed accounts-retail	(547)	(1,253)	(1,782)	—	(3,582)
Managed accounts-institutional	2,249	1,390	337	—	3,976
Closed-end funds	316	1,147	38	—	1,501
Total funds and accounts	$3,033	1,906	(1,411)	—	3,528

MANAGED FUNDS AND ACCOUNTS (in millions):

ASSETS UNDER MANAGEMENT:
Beginning of period	$161,609	166,095	171,602	—	161,609
Acquisition of HydePark accounts	—	363	—	—	363
Sales — funds and accounts	8,134	7,827	5,135	—	21,097
Dividend reinvestments	103	108	109	—	319
Redemptions and withdrawals	(5,204)	(6,029)	(6,655)	—	(17,888)
Total net flows into funds and accounts	3,033	1,906	(1,411)	—	3,528
Appreciation/ (depreciation) of managed assets	1,453	3,238	203	—	4,894
End of period	$166,095	171,602	170,394	—	170,394

RECAP BY PRODUCT TYPE:
Mutual funds	$19,584	20,160	19,967	—
Closed-end funds	53,091	53,423	53,234	—
Managed accounts-retail	58,713	59,495	58,119	—
Managed accounts-institutional	34,707	38,524	39,074	—
Total assets under management	$166,095	171,602	170,394	—

RECAP BY MANAGER:
Nuveen	$79,430	78,703	78,717	—
NWQ	36,277	38,599	37,352	—
Rittenhouse	3,333	3,235	3,258	—
Santa Barbara	4,583	5,040	5,073	—
Symphony	8,953	10,293	10,427	—
Tradewinds	33,518	35,316	35,143	—
HydePark	—	415	425	—
Total assets under management	$166,095	171,602	170,394	—

RECAP BY STYLE:
Equity-based	$85,572	90,728	89,276	—
Municipals	64,519	64,014	64,156	—
Taxable income-oriented	16,004	16,859	16,962	—
Total assets under management	$166,095	171,602	170,394	—

(1)	Advisory fee revenue will fluctuate based on the number of days in the quarter -In 2007, Q1 has 90 days, Q2 has 91 days, Q3 and Q4 have 92 days.

Nuveen Investments Reports 3rd Quarter Earnings — Supplemental Tables

The following tables set forth our adjusted income before taxes and our adjusted EBITDA which are non-GAAP financial measures. Adjusted income before taxes and adjusted EBITDA have been included because they are a basis upon which our management assesses and will assess our operating performance. Adjusted income before taxes and adjusted EBITDA are not measures of our liquidity or financial performance under GAAP and should not be considered as alternatives to income before taxes, net income, income (loss) from operations or any other performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities as a measure of our liquidity. The use of adjusted income before taxes and adjusted EBITDA instead of income before taxes or income (loss) from operations has limitations as an analytical tool. Management compensates for these limitations by relying primarily on our GAAP results and by using adjusted income before taxes and adjusted EBITDA supplementally. Our management believes adjusted income before taxes and adjusted EBITDA are useful to investors because they enable investors to evaluate how management views our business. Our measure of adjusted EBITDA is not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the methods of calculation.
Table 1: Reconciliation of Income Before Taxes to Adjusted Income Before Taxes

	Three months	Three months	Increase/
	Ended 09/30/07	Ended 09/30/06	(Decrease)

Income before taxes, GAAP basis	72.1	76.9	(6%	)
Significant items:
Transaction-related costs	3.3	—
CEF trailer buy out	6.2	—
CEF structuring fees & related costs	—	4.3
Accelerated equity compensation	7.9	—
Relocation & recruiting expense	2.3	—
ICAP Gain	—	(5.8)
Long term equity plan catch-up	—	6.4

Adjusted income before taxes	91.8	81.8	+12%

Table 2: Reconciliation of Income Before Taxes to Adjusted EBITDA

	Three months	Nine months	Twelve months	Twelve months
	Ended 09/30/07	Ended 09/30/07	Ended 09/30/07	Ended 12/31/06

Income before taxes, GAAP basis	72.1	238.9	321.0	308.6
Less: Non-operating income/(expense)	(8.9)	(5.6)	(2.2)	15.7

Operating income	81.0	244.5	323.2	292.9

Net interest expense	4.7	17.1	22.9	28.2
Depreciation & amortization	4.5	13.4	17.8	17.8
CEF structuring fees & related costs	0.6	9.9	10.6	6.0
Equity compensation	16.1	38.3	47.7	41.4
Severance, recruiting & relocation	4.7	11.1	12.7	4.7
Seed capital gains	0.5	3.6	5.0	4.8

Adjusted EBITDA	112.1	337.9	439.9	395.8